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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 8, 2001, relating to the financial statements, which appears in the 2001 Horizon Health Corporation's Annual Report on Form 10-K for the year ended August 31, 2001. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Dallas, Texas
May 17, 2002